EXHIBIT 10(e)

IFC's DEFERRED COMPENSATION PLAN FOR DIRECTORS
            The Board of Directors of the Company adopted an unfunded Outside Directors' Deferred Compensation Plan in 1990 which was open to directors of the Company who were not full-time Company or IB employees and who chose to participate. Under the plan, a participating director had the option to defer 100 percent of his 1990 quarterly fee paid by IB. Benefit payments and other terms of the plan are the same as the IB plans described in Exhibit 10(k) above.